Exhibit 5.0

                                   LAW OFFICES
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

TIMOTHY B. MATZ                     12TH FLOOR             KEVIN M. HOULIHAN
STEPHEN M. EGE                 734 15TH STREET, N.W.       KENNETH B. TABACH
RAYMOND A. TIERNAN            WASHINGTON, D.C. 20005       PATRICIA J. WOHL
GERARD L. HAWKINS                     _______              FIORELLO J. VICENCIO*
NORMAN B. ANTIN                                            DAVID TEEPLES
JOHN P. SOUKENIK*            TELEPHONE: (202) 347-0300     CRISTIN ZEISLER
GERALD F. HEUPEL, JR.        FACSIMILE: (202) 347-2172     ANDREW ROSENSTEIN
JEFFREY A. KOEPPEL                 WWW.EMTH.COM            ERIC M. MARION*
DANIEL P. WEITZEL                                          DANIEL R. KLEINMAN*
PHILIP ROSS BEVAN                                          -------------------
HUGH T. WILKINSON                                          ALLIN P. BAXTER
JEFFREY D. HAAS                                            JACK I. ELIAS
                                                           SHERYL JONES ALU
                                                           W. MICHAEL HERRICK

*NOT ADMITTED IN D.C.


                                  May 13, 1999

                                    VIA EDGAR

Board of Directors
Oswego County Bancorp, Inc.
44 East Bridge Street
Oswego, New York 13126

Ladies and Gentlemen:

        We have acted as special counsel to Oswego County Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1993, as amended, of the Registration Statement on Form SB-2 (the "Registration Statement"), relating to the issuance of up to 621,575 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), in connection with the reorganization of Oswego County Savings Bank, a New York chartered mutual savings bank (the "Bank"), into the mutual holding company form of ownership, whereby the Bank will (i) organize an interim New York stock savings bank as a wholly owned subsidiary ("Interim One"); (ii) Interim One will organize an interim New York stock savings bank as a wholly owned subsidiary ("Interim Two"); (iii) Interim One will organize a Delaware stock corporation ("SHC") as a wholly owned subsidiary of Interim One; (iv) the Bank will convert to stock form and exchange its charter for a New York stock savings bank charter ("Stock-form Bank"); (v) the shares of Interim One will be canceled and its charter will be exchanged for a New York mutual holding company charter ("MHC");
(vi) Interim Two will merge with and into the Stock-form Bank, with Stock-form Bank surviving as a subsidiary of the MHC; (vii) depositors of the Bank will hold certain liquidation and limited voting rights in the MHC; and (viii) the MHC will transfer all of the outstanding shares of Stock-form Bank to the SHC (the "Reorganization"). The shares of Common Stock are being offered hereby pursuant to the Bank's Amended and Restated Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Plan of Stock Issuance (the "Plan of Reorganization").


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Board of Directors
May 13, 1999
Page 2


        In this regard, we have examined (i) the Certificate of Incorporation and Bylaws of the Company; (ii) resolutions of the Boards of Directors of the Bank and the Company; (iii) the Plan of Reorganization; and (iv) such other documents and matters of law as we deemed appropriate for the purposes of this opinion.

        Based on the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan of Reorganization, and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an Exhibit to the Company's Registration Statement and to the references to this firm under the heading "Legal and Tax Opinions" in the Prospectus contained in the Registration Statement.

                                Very truly yours,

                                ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                                By: /s/ John P. Soukenik
                                    ---------------------------
                                    John P. Soukenik, a Partner